EX-99.B11-vfconsnt


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 57 to Registration Statement No. 2-31618 of our report dated October 31, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which are also a part of such Registration Statement.



Deloitte & Touche LLP
Kansas City, Missouri
December 29, 1997